                                                                    EXHIBIT 4.32

CONFORMED COPY

                                Dated 8 May 2007

     (1)  RANDGOLD RESOURCES LIMITED as the Assignor

     (2)  N M ROTHSCHILD & SONS LIMITED as the Security Trustee

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                               DEED OF ASSIGNMENT

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                          [MAYER BROWN ROWE & MAW LOGO]
                                     LONDON

                                              Risk Management Security Agreement

                                    CONTENTS

CLAUSE                                                                      PAGE
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SCHEDULES
1. Risk Management Agreements............................................      7
2. Form of Notice to Counterparties of Risk Management Agreements........      8

                                              Risk Management Security Agreement

THIS DEED OF ASSIGNMENT is dated 8 May 2007 and made between:

(1)  RANDGOLD RESOURCES LIMITED, a company organised and existing under the laws of Jersey (with its successors and permitted assigns, the "ASSIGNOR"); and

(2)  N M ROTHSCHILD & SONS LIMITED (with its successors and permitted assigns, the "SECURITY TRUSTEE").

BACKGROUND:

(A)  By a revolving credit facility agreement (the "FACILITIES AGREEMENT") dated on or about the date of this Deed and made between (1) Randgold Resources
     (Somilo) Limited as borrower (2) Randgold Resources Limited as a guarantor
     (3) various banks and other financial institutions as lenders (4) N M
     Rothschild & Sons Limited as the mandated lead arranger and (5) N M
     Rothschild & Sons Limited, in its capacity as agent and security trustee for the Lenders, the Lenders have made available a loan facility of
     U.S.$60,000,000 to the Borrower on the terms and conditions set out therein.

(B)  As a condition of the facilities referred to in Background (A), the
     Assignor is required to enter into this Deed to assign the Risk Management
     Agreements in favour of the Security Trustee on behalf of the Finance
     Parties.

(C)  This document is the deed of the Assignor, even if it has not been duly executed by the Security Trustee or has been executed by the Security
     Trustee but not as a deed.

NOW THIS DEED WITNESSES AS FOLLOWS:

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINED TERMS

     In this Deed (including the Background Statements):

     "ASSIGNED ASSETS" means all the right, title, benefit and interest of the
     Assignor whatsoever whether present or future, proprietary, contractual or otherwise, arising out of or in, to or under the Risk Management
     Agreements, including (but without prejudice to the generality of the foregoing):

     (a)  all moneys whatsoever which are now or may at any time hereafter be or become due or owing to the Assignor under or arising out of the Risk
          Management Agreements or in connection with the rights of the Assignor or the Security Trustee evidenced thereby; and

     (b)  all rights and remedies for enforcing the Risk Management Agreements in the name of the Assignor or the Security Trustee or otherwise and all present and future right, title, benefit and interest in all guarantees, insurances, indemnities, mortgages, charges and other security of whatsoever nature (including all rights and remedies of enforcement) now or hereafter held by the Assignor or the Security
          Trustee in respect of all or any of the foregoing and all moneys from time to time becoming due or owing thereunder or in connection therewith.

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     "BORROWER" has the meaning given to that term in the Facilities Agreement.

     "DEED" means this Deed of Assignment as amended, supplemented or substituted from time to time.

     "NOTICE OF ASSIGNMENT" is defined in Section 2.2 (Assignment of Security).

     "RECEIVER" means any one or more administrative receivers, receivers and managers, administrators, liquidators or other insolvency officers appointed in any jurisdiction or (if the Security Trustee so specifies in the relevant appointment) any such officers appointed by the Security
     Trustee pursuant to this Deed in respect of the Assignor (to the extent of the Assigned Assets) or over all or any of the Assigned Assets.

     "RISK MANAGEMENT AGREEMENTS" means the Risk Management Agreements described in Schedule 1 and any Risk Management Agreement entered into from time to time by the Assignor of the nature contemplated by Clause 9.6(a) (Risk
     Management) of the Facilities Agreement.

1.2  CONTENTS AND HEADINGS

     The index and headings are included for convenience only and shall not affect the interpretation of this Deed.

1.3  REFERENCES

     In this Deed, unless the context requires otherwise, any reference to:

     (a)  the SECURITY TRUSTEE, the ASSIGNOR or the BORROWER respectively includes its successors in title and assigns and this Deed shall be enforceable notwithstanding any change in the constitution of the
          Security Trustee, its absorption in or amalgamation with any other person or the acquisition of all or part of its undertaking by any other person;

     (b)  a PARTY or the PARTIES is to a party or the parties (as the case may
          be) to this Deed;

     (c)  a RECITAL is to the relevant statement about the background to this
          Deed made above under the heading "Background"; any reference to a
          CLAUSE or a SCHEDULE is to a clause of or schedule to this Deed (as the case may be) and references made in a Schedule to PARAGRAPHS are to paragraphs of that Schedule;

     (d)  this DEED includes the Schedules, which form part of this Deed for all purposes;

     (e)  a STATUTE or STATUTORY PROVISIONS includes any consolidation, re-enactment, modification or replacement of the same and any subordinate legislation in force under the same from time to time;

     (f)  the masculine, feminine or neuter GENDER respectively includes the other genders, references to the singular include the plural (and vice versa) and

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          references to persons include firms, corporations and unincorporated associations;

     (g)  a DOCUMENT is to that document as varied, supplemented or replaced from time to time;

     (h)  a RIGHT includes any estate, interest, claim or other right of any kind, both present and future;

     (i)  THIS SECURITY is to this Deed and includes each separate or independent stipulation or agreement in this Deed and the security created by, pursuant to or supplemental to it.

1.4  FINANCE DOCUMENT

     This Deed is a Security Agreement for the purposes of Clause 11.1
     (Appointment) of the Facilities Agreement. In addition, both parties acknowledge that this Deed is a Finance Document.

1.5  TERMS DEFINED IN THE FACILITIES AGREEMENT

     Words and expressions defined in the Facilities Agreement and not in this
     Deed shall have the same meaning in this Deed as in the Facilities
     Agreement.

1.6  INCONSISTENCY

     If there is any inconsistency between the terms of this Deed and the terms of the Facilities Agreement, the parties agree that the terms of the
     Facilities Agreement shall prevail.

2.   ASSIGNMENT BY WAY OF SECURITY

2.1  The Assignor, with full title guarantee, hereby assigns and agrees to assign by way of security to the Security Trustee the Assigned Assets. For the avoidance of doubt, the Assignor will remain at all times liable in respect of all its obligations under each of the Assigned Assets to the same extent as if this security had not been created and neither the
     Security Trustee nor any Receiver will be under any obligation or liability to the Assignor or to any other person under or in respect of any Assigned
     Assets.

2.2  The Assignor will promptly after the execution of this Deed send notices to each relevant counterparty to a Risk Management Agreement (in the form of
     Schedule 2 or such other form as the Security Trustee shall reasonably require) (the "NOTICE OF ASSIGNMENT") and agrees to take all steps necessary to obtain a copy of such notices duly acknowledged by such relevant party.

2.3  The Assignor undertakes that it will not amend, change or supplement the instructions given to the relevant counterparty in the Notice of Assignment or give any other instructions to the relevant counterparty with respect to the Assigned Assets which are inconsistent therewith or with any of the other terms of this Deed.

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2.4  FURTHER ASSURANCE

     The Assignor shall at the request of the Security Trustee and at its own expense promptly execute (in such form as the Security Trustee may reasonably require) any instruments or other documents and otherwise do any acts and things which the Security Trustee may require to improve, preserve, perfect or protect the security created (or intended to be created) by this Deed or the priority of it or to facilitate the realisation or enforcement of it or to exercise any of the rights of the
     Security Trustee or any Receiver in relation to the same.

3.   UNDERTAKINGS

3.1  The Assignor hereby undertakes to the Security Trustee that it will:

     (a)  duly and punctually observe and perform all the conditions and obligations imposed on it by the Risk Management Agreements and not take or omit to take any action the taking or omission of which might result in any impairment of any of its rights thereunder or of this
          Deed and the rights and benefits hereby assigned;

     (b)  advise the Security Trustee promptly upon becoming aware of any default by the relevant counterparty in the performance of any of such counterparty's obligations under the Risk Management Agreements;

     (c)  not, without the prior written consent of the Security Trustee, agree to, or permit or suffer any amendment or variation whatsoever in the terms of, nor consent or agree to any waiver or release of any obligation of the relevant party under, or in connection with the Risk
          Management Agreements;

     (d)  not, without the prior written consent of the Security Trustee,

          (i)  exercise any right which it may have to cancel or rescind the
               Risk Management Agreements or claim that the Risk Management
               Agreements are frustrated, and, if any such right arises, notify the Security Trustee immediately thereof and exercise such right if required so to do by the Security Trustee and at such time and in such manner as the Security Trustee shall direct, or

          (ii) commence arbitration or other legal proceedings in respect of any matter arising out of or in connection with the Risk Management
               Agreements;

     (e)  produce to the Security Trustee and the Security Trustee such information relating to the Risk Management Agreements as the Security
          Trustee may from time to time reasonably require; and

     (f)  promptly upon receipt thereof, give to the Security Trustee a copy of any notice, certificate or other communication received by it from the relevant counterparty under or relating to the Risk Management
          Agreements, apart from routine day-to-day communications not materially affecting the rights or

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          obligations of either the relevant party or the Assignor or the
          Security Trustee thereunder.

4.   SEVERABILITY

     If any part of any provision of this security shall be or become invalid or unenforceable, then the remainder of such provision and all other provisions of this security shall remain valid and enforceable.

5.   AMENDMENTS, WAIVERS AND RIGHTS

5.1  AMENDMENTS IN WRITING

     No amendment or variation of the terms of this security shall be effective unless it is made or confirmed in a written document signed by the parties.

5.2  WAIVERS AND RELEASES

     No delay in exercising or non-exercise by the Security Trustee of any of its rights under or in connection with this security shall operate as a release or waiver of that right. Rather, any such waiver or release must be specifically granted in writing signed by an authorised signatory of the
     Security Trustee and shall:

     (a)  be confined to the specific circumstances in which it is given;

     (b)  not affect any other enforcement of the same or any other right; and

     (c)  (unless it is expressed to be irrevocable) be revocable at any time in writing.

5.3  SECURITY TRUSTEE RIGHTS CUMULATIVE

     The rights and remedies of the Security Trustee under this security are cumulative and not exclusive of any rights or remedies of the Security
     Trustee under the general law. The Security Trustee may exercise each of their rights as often as it thinks necessary.

5.4  SECURITY TRUSTEE DUTIES UNDER THIS SECURITY

     The Security Trustee shall be under no duty of any kind to the Assignor in respect of the exercise or non-exercise of any of its rights under this security. The Assignor shall not rely on such exercise or non-exercise in any way.

6.   ASSIGNMENT PROVISIONS

6.1  SECURITY TRUSTEE RIGHT TO ASSIGN

     The Security Trustee may assign all or any of its rights under this security without any requirement to notify the Assignor or obtain its further consent provided that any assignment is made in accordance with the provisions of Clause 11.20 (Security Documents) of the Facilities
     Agreement. Any assignee or successor in title of the Security Trustee shall be treated for all purposes as if it had been an original party to this security in addition to the Security Trustee and references in this Deed shall be construed accordingly.

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6.2  ASSIGNOR'S RIGHT TO ASSIGN

     The Assignor may not at any time assign or transfer any of its rights or interests under this security.

6.3  WAIVER OF CONFIDENTIALITY RIGHTS

     Notwithstanding any confidentiality obligation imposed on the Security
     Trustee by law, it may disclose to any assignee, proposed assignee or person with whom from time to time it has or wishes to enter into an agreement in connection with this security such information about the
     Assignor as it thinks fit. The Assignor irrevocably waives all rights of confidentiality in respect of such disclosure.

7.   FACILITIES AGREEMENT PROVISIONS

     The Facilities Agreement contains various provisions which purport to apply to the Finance Documents. Each of those provisions, including Clauses 11
     (The Agent and the MLA) 12 (General payment provisions and set-off), 13.1
     (Waivers, amendments, etc), 13.2 (Notices), 13.3 (Costs and Expenses), 13.4
     (Indemnification), 13.6 (Severability), 13.7 (Headings), 13.8
     (Counterparts, Effectiveness, etc.), 13.10 (Assignments and Transfers by
     the Borrower), 13.11 (Assignment and Transfers by the Lenders), 13.12
     (Other Transactions), 13.13 (Confidentiality), 13.14 (Forum Selection and
     Consent to Jurisdiction) and 13.15 (Entire Agreement) shall apply to this
     Deed as if they were set out in full.

8.   RIGHTS OF THIRD PARTIES

     The terms of this Deed may be enforced only by a party to it and shall not create any rights in favour of any third parties (other than the Finance
     Parties) whether under the Contracts (Rights of Third Parties) Act 1999 or otherwise. Notwithstanding any provision of this Deed, the parties do not require the consent of any third party to rescind or vary this Deed at any time.

9.   LAW

     This Deed is governed by, and shall be construed in accordance with,
     English law.

EXECUTION:

The parties have shown their acceptance of the terms of this Deed by executing it, in the case of the Assignor, as a deed at the end of the Schedules.

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                                   SCHEDULE 1

                           RISK MANAGEMENT AGREEMENTS

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                                   SCHEDULE 2

         FORM OF NOTICE TO COUNTERPARTIES OF RISK MANAGEMENT AGREEMENTS

To: [o] (as the ["COUNTERPARTY"])

From: Randgold Resources Limited (the "COMPANY")

                                                                        [o] 2007

Dear Sirs,

                              NOTICE OF ASSIGNMENT

We refer to the [ISDA Master Agreement (Multicurrency - Cross Border)](1) (the
"AGREEMENT") entered into between you and the Company on [o], [o].

We hereby notify you that the Company has assigned to N M Rothschild & Sons
Limited (the "SECURITY TRUSTEE") pursuant to a Deed, dated [o] 2007 (the
"DEED"), between the Company and the Security Trustee, all its present and future right, title and interest under, to and in the Agreement.

Words and expressions defined in the Deed shall, unless otherwise defined herein, have the same meaning when used in this letter (the "NOTICE OF
ASSIGNMENT").

Please note the following:

1.   The Company irrevocably and unconditionally instructs you to pay the full amount of any sum which you are at any time obliged to pay to it under or in respect of the Agreement to the following bank account:

     Account No: [o]

     Branch:     [o]

     Currency:   [o](2);

2.   The Company confirms that:

     (a)  in the event of any conflict between communications received from the
          Company and from the Security Trustee, the communication from the
          Security Trustee shall prevail; and

----------
(1)  Insert relevant details.

(2)  details to be inserted.

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     (b)  none of the instructions, authorisations and confirmations in this
          Notice of Assignment can be revoked or varied in any way except with the Security Trustee's specific prior written consent.

Please acknowledge receipt of this Notice of Assignment, and confirm your agreement to it, by executing and returning to the Security Trustee an original copy of the Acknowledgement attached to this Notice of Assignment.

This Notice of Assignment is governed by English law.

Yours faithfully

-------------------------------------
Randgold Resources Limited

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                      FORM OF ACKNOWLEDGEMENT OF ASSIGNMENT

                          [LETTERHEAD OF COUNTERPARTY]

To:  Randgold Resources Limited
     La Motte Chambers
     St. Helier
     Jersey JE1 1BT
     Channel Islands

Attention: The Financial Director

                                                                        [o] 2007

Dear Sirs,

RE:

We acknowledge receipt of the Notice of Assignment, dated [o] 2007, (a copy of which is attached to this letter). Words and expressions defined in the attached
Notice of Assignment shall, unless otherwise defined herein, have the same meanings in this letter.

We confirm that:

1.   we consent to the assignment of the Agreement and have noted, and will act in accordance with, the terms of the Notice of Assignment;

2.   we have not previously received notice of any other assignment of the
     Agreement and we are unaware of any interest of any third party in any of the Company's rights, benefits, interests or claims under or in respect of the Agreement; and

3.   we agree to pay the full amount of any sum which we are at any time obliged to pay under or in respect of the Agreement.

This letter is governed by English law.

Yours faithfully

[Counterparty]

by __________________________

[o]

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EXECUTION:

THE ASSIGNOR

SIGNED as a deed by Roger Williams,          )  Roger Williams
Director, duly authorised for and on behalf  )
of RANDGOLD RESOURCES LIMITED                )

THE SECURITY TRUSTEE

SIGNED by Christopher Coleman and            )  Christopher Coleman
Alan Park, duly authorised for and on        )
behalf of N M ROTHSCHILD & SONS              )  Alan Park
LIMITED

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